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                                                                   Exhibit 10.30

                                IMAX CORPORATION


                          AMENDED EMPLOYMENT AGREEMENT


     This agreement amends the amended employment agreement (the "Agreement") between Richard L. Gelfond (the "Executive") and IMAX Corporation (the "Company") dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.   TERM. The term of the Agreement is extended until December 31, 2007.

2. CASH COMPENSATION. The Executive shall be entitled to be paid base salary at the rate of $500,000 per year, plus a bonus of up to two times salary. Such bonus shall be at the discretion of the Board of Directors and shall be based upon the success of the Company in achieving the goals and objectives set by the Board after consultation with the Executive. The Executive shall be considered for a bonus based upon performance during the year ending December 31, 2007. If the Executive's employment is terminated without Cause prior to the end of the term, the Executive shall be entitled to no less than a pro-rata portion of his median bonus target (i.e. one times salary).

3. STOCK APPRECIATION RIGHTS. The Executive is hereby granted 300,000 stock appreciation rights ("SARS") which shall entitle the Executive to receive in cash from the Company any increase in the fair market value of the common shares of the Company from the fair market value thereof on the date hereof to the date of exercise of the SARS. 150,000 of the SARS shall vest immediately, and the other 150,000 SARS shall vest on December 31, 2007. All SARS will have a 10-year term and, to the extent applicable, shall be governed by the provisions of the Stock Option Plan of the Company, including for greater certainty, the provisions relating to the calculation of the fair market value of common shares of the Company, resignation or termination. The vesting of all SARS shall be accelerated upon a "change of control" as defined in the Agreement, and shall be governed, to the extent applicable, by the provisions in the Agreement regarding change of control. At any time and from time to time after vesting, but subject to the insider trading policy of the Company in effect at that time which shall apply to the SARS as if they were securities covered thereby, the Executive shall be entitled to exercise some or all of the vested SARS by delivering notice of exercise in writing to the General Counsel of the Company. Within 10 business days after receipt of such notice in writing, the Company shall pay to the Executive the amount by which the fair market value of the common shares of the Company has increased from the fair market value on the date hereof to the fair market value on the date of such notice, net of any applicable withholdings and any other amounts owing at that time by the Executive to the Company. Notwithstanding anything to the contrary contained herein, the Company shall have the right but not the obligation to cancel at any time all, or from time to time any part, of the SARS, in any case upon notice in writing to the Executive and to replace the cancelled SARS with stock options or, in the Company's discretion, restricted shares, provided such options or shares have no less favorable (to the Executive) material terms and conditions as, and are in such number as are of equivalent value to, the cancelled SARS.


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4.   The entering into this agreement shall not prejudice any rights or waive any obligations under any other agreement between the Executive and the Company.


     DATED as of February 15, 2007.

                                           "Richard L. Gelfond"
                                           -------------------------------------
                                           RICHARD L. GELFOND


                                           IMAX CORPORATION



                                           PER: "Garth M. Girvan"
                                                --------------------------------
                                                Name:  Garth M. Girvan
                                                Title: Director


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